Exhibit 3.2
RESTATED

CERTIFICATE OF INCORPORATION

OF

THE SOUTHERN COMPANY

The Southern Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify that:
I.   The present name of the corporation is The Southern Company.  The corporation was incorporated under the name “Southeastern Power Holding Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware (“Delaware Secretary of State”) on November 9, 1945. A Certificate of Amendment was filed with the Delaware Secretary of State on January 21, 1946, changing the name of the corporation to The Southern Company.
II.  This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the corporation in accordance with Section 245 of the Delaware General Corporation Law. The text of the Certificate of Incorporation is hereby restated and integrated to read in its entirety as follows:

FIRST: The name of the corporation is
THE SOUTHERN COMPANY

SECOND: The name of the county and the city, town or place within the county in which its principal office or place of business is to be located in the State of Delaware, and the street and number of such principal office or place of business is No. 251 Little Falls Drive, in the City of Wilmington, County of New Castle 19808. The name of its resident agent is Corporation Service Company and the address by street and number of said resident agent is No. 251 Little Falls Drive, Wilmington, Delaware 19808.
THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 2,550,000,000 shares, consisting of 2,500,000,000 shares of common stock with a par value of $0.01 each (the “Common Stock”) and 50,000,000 shares of preferred stock with a par value of $0.01 each (the “Preferred Stock.”).
The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers (if any)) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Notwithstanding the foregoing and except as otherwise required by the Delaware General Corporation Law, no holder of Common Stock, as such, shall be entitled to vote on any amendment of this Certificate of Incorporation that exclusively alters, amends or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote on the applicable amendment pursuant to this Certificate of Incorporation or pursuant to the Delaware General Corporation Law.
FIFTH: Unless and except to the extent that the By-Laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.
SIXTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for the creation, definition, limitation and regulation of the powers of the corporation, the directors and the stockholders:
(1) The number of directors of the corporation which shall constitute the whole Board shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws, and such number may be altered from time to time in the manner provided in such By-Laws, or by amendment thereof, adopted in the manner provided therein, but such number shall in no case be less than three. Vacancies caused by an increase in the number of directors or otherwise may be filled by the Board of Directors in the manner provided in the By-Laws. Directors need not be stockholders. Any director may be removed at any time with or without cause upon the affirmative vote of the holders of a majority in voting power of the stock of the corporation at that time entitled to vote at an election of directors.
(2)    The Board of Directors shall also have power without the assent or vote of the stockholders to fix the times for the declaration and payment of dividends and to make and determine the use and disposition of any surplus or net profits over and above the capital of the corporation.
(3)    The Board of Directors shall also have power to make, alter, amend and repeal the By-Laws of the corporation, subject only to such limitations as the By-Laws of the corporation may from time to time impose.
(4)    The Board of Directors shall also have power to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation, when and as authorized by the affirmative vote in favor thereof of the holders of at least a majority of the issued and outstanding capital stock of the corporation having voting powers given at any annual meeting of stockholders or at any special meeting called for that purpose.
(5)    The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Delaware.
(6)    The Board of Directors, in addition to the powers and authority expressly conferred upon it hereinbefore and by statute and by the By-Laws, is hereby empowered to exercise all such powers as may be exercised by the corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware and of the Certificate of Incorporation.

(7)    A director or officer shall not be personally liable for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director or officer, as applicable, except (a) for directors and officers, for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) for directors and officers, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for directors, under section 174 of the General Corporation Law of the State of Delaware or any successor provision, (d) for directors and officers, for any transaction from which the director or officer derived an improper personal benefit or (e) for officers, in any action by or in the right of the corporation. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any amendment, modification or repeal of this section shall not adversely affect any right or protection of a director or officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
SEVENTH: The corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to this reservation; provided, however, that the corporation shall not, unless authorized by the affirmative vote in favor thereof of the holders of at least a majority of the issued and outstanding common stock of the corporation given at any annual meeting of stockholders or at any special meeting called for that purpose, reclassify the common stock or change the issued shares of common stock into the same or a greater or less number of shares of common stock either with or without par value or reduce the par value of the common stock.
EIGHTH: No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the corporation which it may issue or sell, whether out of the number of shares authorized by this Certificate of Incorporation or by amendment thereof or out of the shares of the stock of the corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to purchase or subscribe for or receive any bonds, debentures or other obligations which the corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the corporation any shares of its capital stock, but all such additional issues of stock, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of stock may be issued and disposed of by the Board of Directors to such persons and upon such terms as in their absolute discretion they may deem advisable, subject only to such limitations as may be imposed in the Certificate of Incorporation or in any amendment thereto.
[Signature Page Follows]

IN WITNESS WHEREOF, The Southern Company has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on this 13th day of May, 2026.

The Southern Company /s/ Christopher C. Womack
Christopher C. Womack
Chairman, President and Chief Executive Officer

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